Exhibit 5.1

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092

T +1 212 259-8000
F +1 212 259-6333
September 20, 2011
Kansas City Power & Light Company
1200 Main Street
Kansas City, Missouri 64105

Re:	Kansas City Power & Light Company Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as special counsel to Kansas City Power & Light Company, a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of $400,000,000 5.30% Notes due 2041 (the “Notes”), covered by the Registration Statement on Form S-3 (No. 333-159131-01) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 11, 2009, and the final prospectus supplement, dated September 15, 2011 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).
The Notes were issued under the Company’s Indenture, dated as of May 1, 2007, as heretofore supplemented (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (in such capacity, the “Trustee”), as supplemented by Supplemental Indenture No. 3, dated as of September 20, 2011, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were sold by the Company pursuant to the Underwriting Agreement, dated September 15, 2011, among the Company, Barclays Capital Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents,
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certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for examination. We have also assumed that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the Indenture is the valid and legally binding obligation of the Trustee.
Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).
We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the federal law of the United States.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.
Very truly yours,
/s/ Dewey & LeBoeuf LLP